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                                    AMENDMENT
                                       TO
                             SUB-ADVISORY AGREEMENT

       WHEREAS, John A. Levin & Co., Inc. is a party to an investment sub-advisory agreement with Mainstay Management Inc. ("MainStay Management"), on behalf of the Mainstay Research Value Fund series of The Mainstay Funds, dated May 31, 1998 (the "Agreement");

       WHEREAS, Mainstay Management has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, the Board of Trustees of The Mainstay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of MainStay Management to a limited liability company; and

       NOW THEREFORE, the parties hereby agree as follows:

       Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to Mainstay Management in its entirety and replace it with Mainstay Management LLC.

       IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and attested as of the 1st day of October, 1999.

                                         MainStay Management LLC

                                   By:
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Attest

                                   By:
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Title                                    Title

                                         John A. Levin & Co., Inc.

                                   By:
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Attest

                                   By:
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Title                                    Title